UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant’s telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant.

     (a) In connection with the combination of Berenson LLP and J.H. Cohn LLP, Berenson resigned as the independent registered public accounting firm of Nitches, Inc. (the “Company”) on May 3, 2007. On the same date, the Company engaged J.H. Cohn as its successor independent registered public accounting firm. The audit committee of the Company’s board of directors approved the engagement of J.H. Cohn.

     The reports of Berenson on the financial statements of the Company as of and for the fiscal years ended August 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s fiscal years ended August 31, 2006 and 2005 and subsequent interim period preceding the resignation of Berenson, there were no disagreements between the Company and Berenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berenson, would have caused Berenson to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

     The Company has provided Berenson with a copy of the above disclosures as required by Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company has requested that Berenson deliver to it a letter addressed to the Securities and Exchange Commission stating whether Berenson agrees with the disclosures made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. Berenson’s letter is filed as Exhibit 16 hereto and incorporated herein by reference.

     (b) During the Company’s fiscal years ended August 31, 2006 and 2005 and subsequent interim period preceding the engagement of J.H. Cohn, the Company did not consult with J.H. Cohn regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Item 9.01.     Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description
16	Letter of Concurrence From Berenson LLP Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

May 9, 2007	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
As Principal Financial Officer
and on behalf of Registrant